UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 201 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-276-0477

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

Digital Angel Corporation (the “Company”) has initiated a comprehensive review of its businesses to support the development of a strategic long-range plan to restore growth and profitability. The review has been completed as to the corporate headquarters and the Animal Identification business. Details of a restructuring plan as to these items were approved by the Company’s Board of Directors on June 30, 2008.

The plan seeks to generate annual costs savings by exiting some costly facilities, outsourcing some manufacturing to lower cost suppliers, moving some operations to lower cost countries and headcount reductions. In particular, the restructuring plan calls for, among other things:

•	Relocating the corporate headquarters by closing the present Delray Beach, Florida office and opening a lower cost and strategically better located northeastern United States office;

•	Outsourcing assembly and production of certain animal identification products and components currently produced in the Company’s North American and European manufacturing facilities;

•	Relocating the Company’s South American main office and European sales office; and

•	Reducing the Company’s headcount across multiple locations, principally at the manufacturing and corporate support levels.

The Company’s purpose in taking these actions is to increase profitability at the gross margin level, which management believes is necessary to achieve in order to competitively price its products and still achieve positive earnings. The majority of affected employees have either been notified or will be notified by June 30, 2008, or in some cases will be notified throughout the remainder of 2008. The annualized cost savings expected to be achieved once the full implementation of the plan is complete is estimated to be approximately $4.5 million (before expenses associated with these actions), or approximately 10% of current annual revenues for the Animal Identification segment. It is anticipated that the plan will be fully implemented during the next 6 to 18 months.

As a result of the actions, the Company expects to record pre-tax charges reflecting these actions in its fiscal 2008 operating results. The charges are expected to be approximately $9.0 million, including a charge of approximately $7.0 million during the quarter ending June 30, 2008, comprised of approximately $4.5 million related to impairment to goodwill, intangibles and fixed assets, $1.5 million of restructuring charges related primarily to severance and contract and lease termination costs, and $1.0 million of inventory write-offs. The cash requirement for the restructuring is presently estimated to be approximately $4.0 million over the next 6 to 9 months. This amount includes additional investments, including investments in machinery and equipment.

On June 30, 2008, the Company issued a press release and included on the Company’s web site a letter from the Chief Executive Officer to stockholders (with a questions and answers section) regarding the Restructuring Plan described in Item 2.05 above. Copies of the press release and letter (with the questions and answers section) are attached hereto as Exhibits 99.1 and 99.2.

Item 2.06 Material Impairments.

As a result of the actions taken and to be taken as noted in Item 2.05, the Company has determined that certain assets are impaired, resulting in a non-cash pre-tax charge of approximately $4.5 million of the $9.0 million pre-tax charge in Item 2.05.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosures.

VeriChip Update

On May 15, 2008, the Company announced that its approximately 49% owned subsidiary VeriChip Corporation (NASDAQ: CHIP) (“VeriChip”) had entered into a definitive agreement to sell its wholly-owned subsidiary Xmark Corporation to The Stanley Works (NYSE: SWK) for $45.0 million in cash (the “Transaction”). The stockholders meeting to approve this Transaction has been scheduled for July 17, 2008. As a result of previously disclosed agreements, the Company presently anticipates that VeriChip will prepay amounts due to the Company immediately upon closing of the Transaction, which would result in a cash payment to the Company of approximately $4.8 million. Because of the previously agreed prepayment discount, the Company anticipates a statement of operations charge of approximately $2.5 million to be incurred in its third fiscal quarter.

Previously Issued Guidance

The Company’s original guidance for 2008 was for revenue to range from approximately $92.0 million to $99.0 million and its income (loss) to range from approximately $(3.0) million to break even. The Company is still forecasting revenue to come within this range. However, its operating loss for 2008 will be affected by the restructuring and other charges.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report and Exhibits 99.1 and 99.2 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

This current report includes forward-looking statements. Actual results could vary materially due to changes in current expectations. The forward-looking statements contained in this report concerning expectations regarding the expected benefits of the restructuring program and its impact on the Company’s financial results and earnings forecasts, and actions that may be taken to improve financial performance, involve risks and uncertainties and are subject to change based on various factors, including development of operational efficiencies, changes in foreign currencies, changes in interest rates, the continued timely development and acceptance of new products and services, the impact of competitive products and pricing, the impact of new accounting standards, assessments for asset impairments, and the impact of tax and other legislation and regulation in the jurisdictions in which the Company operates. Further information about these risks can be found in the Company’s SEC 10-K filing of March 17, 2008.

VeriChip has filed with the Securities and Exchange Commission (“SEC”) and mailed to its stockholders a proxy statement in connection with the special meeting of stockholders called to approve the Xmark Transaction. The proxy statement contains important information about VeriChip, the Transaction and related matters. VeriChip investors and stockholders are urged to read the proxy statement carefully. VeriChip investors and stockholders are able to obtain free copies of the proxy statement and other documents filed with the SEC by VeriChip through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders are able to obtain free copies of the proxy statement from VeriChip by contacting Michael Feder at 1690 Congress Avenue, Suite 200, Delray Beach, Florida 33445.  Digital Angel may be deemed, under SEC rules, to be a participant in the solicitation of proxies from VeriChip’s stockholders with respect to the proposed Xmark Transaction. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, is set forth in the proxy statement filed with the SEC in connection with the proposed Xmark Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: June 30, 2008

By: /s/ Lorraine M. Breece
Name: Lorraine M. Breece
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press Release of the Company dated June 30, 2008
Exhibit 99.2	Letter from the Chief Executive Officer to Stockholders (with a questions and answers section) dated June 30, 2008

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